Exhibit 99.1

News

Contact:	Mark Herr (News Media)
(O) 212-770-3505
(C) 718-685-9348

Teri Watson (Investment Community)
(O) 212-770-7074
AIG RELEASES AIA INFORMATION PROVIDED IN CONNECTION WITH
HONG KONG ANALYST REPORTS
NEW YORK, September 25, 2010 — On September 25, 2010, American International Group, Inc. (AIG) announced that certain analysts (“Analysts”) had published research reports in Hong Kong regarding AIA Group Limited (“AIA”). AIA had provided the attached financial information (the “AIA Information”) to the Analysts.
     The AIA Information includes selected unaudited interim financial information for the nine months and three months ended August 31, 2009 and 2010 and prospective financial information for the fiscal year ending November 30, 2010 (the “Profit Forecast”). The draft unaudited financial information is presented in U.S. dollars and was prepared in accordance with International Financial Reporting Standards (“IFRS”) in accordance with the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, as amended from time to time. IFRS differs in certain material respects from accounting principles generally accepted in the United States (“U.S. GAAP”).
     The Profit Forecast was not prepared with a view to compliance with published guidelines of the U.S. Securities and Exchange Commission (the “SEC”) or the American Institute of Certified Public Accountants (the “AICPA”) for the preparation and presentation of prospective financial information. Accordingly, the Profit Forecast does not include presentations and disclosure of all information required by the AICPA guidelines for prospective financial information. The Profit Forecast is necessarily based upon a number of assumptions and estimates that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of AIA Group Limited. Accordingly, there can be no assurance that the results set forth in the Profit Forecast will be realized.
     None of AIG or any of its affiliates or any of their respective directors, officers or employees has approved, or accepts responsibility for, any reports or other information published by the Analysts.
# # #
     American International Group, Inc. (AIG) is a leading international insurance organization with operations in more than 130 countries and jurisdictions. AIG companies serve commercial, institutional and individual customers through one of the most extensive worldwide property-casualty networks of any insurer. In addition, AIG companies are leading providers of life insurance and retirement services around the world. AIG common stock is listed on the New York Stock Exchange, as well as the stock exchanges in Ireland and Tokyo.
# # #
American International Group, Inc.
70 Pine Street, New York, NY 10270

RECENT DEVELOPMENTS
     The section below sets forth selected financial information for AIA Group Limited in the nine months and three months ended 31 August 2009 and 2010. This information has not been audited and may be subject to change.
Business scale (TWPI)
     The table below shows the total weighted premium income (“TWPI”) by reporting segment for the periods indicated:

	Nine months ended		Three months ended
	31 August		31 August
	2009	2010	2009	2010
		(US$ millions)
Hong Kong	2,040	2,105	755	765
Thailand	1,668	1,905	596	683
Singapore	1,120	1,236	403	440
Malaysia	520	595	178	205
China	731	808	262	289
Korea	1,279	1,460	452	471
Other Markets(1)(2)	1,019	1,218	401	452

Total	8,377	9,327	3,047	3,305

(1)	Our other markets include Australia, the Philippines, Indonesia, Vietnam, Taiwan, New Zealand and our interest in our joint venture in India.

(2)	Results attributable to our joint venture interest in India are not included in TWPI because we account for this interest using the equity method. See notes 2.4 and 15 of the Accountants’ Report in Appendix I to our prospectus.
     TWPI increased by US$950 million, or 11.3%, from US$8,377 million in the nine months ended 31 August 2009 to US$9,327 million in the nine months ended 31 August 2010. This represented an increase of 4.4% on a constant exchange rate basis. Over this period, TWPI increased across all of our product lines and reporting segments.
     Of our reporting segments, TWPI growth was led by Thailand, with an increase of US$237 million, or 14.2%, our other markets, with an increase of US$199 million, or 19.7%, and Korea, with an increase of US$181 million, or 14.0%.
     Of our products, TWPI growth was highest for group insurance products at 24.7%. TWPI growth in standalone A&H insurance products, traditional life insurance products and investment-linked and universal life insurance products, including their respective riders, was 15.8%, 10.1% and 6.4%, respectively.
     Reflecting stable and improving persistency, renewal premiums increased by 12.5%, from US$7,065 million, or 84.3% of TWPI for the nine months ended 31 August 2009, to US$7,946 million, or 85.2% of total TWPI for the corresponding period in 2010.

New business (VONB and ANP)
     The table below sets forth an analysis of our new business as measured by VONB, annualized new premiums (“ANP”) and new business margin for the periods indicated:

	Nine months ended			Three months ended
	31 August			31 August
	2009	2010		2009	2010
		(US$ millions)
VONB (1)	375	[463]		144	[160]
ANP (2)	1,325	[1,390]		552	[503]
New Business Margin(3)	27%	[33]	%	26%	[32]	%

(1)	VONB is presented after adjustment for Hong Kong reserving and capital requirements, after deducting the after tax value of group office expenses, and excludes the contribution of PT. Asuransi AIA Indonesia, which we disposed in October 2009.

(2)	ANP excludes new business of our corporate pension business, of personal lines and motor insurance, as well as of PT. Asuransi AIA Indonesia which we disposed in October 2009.

(3)	New business margin is calculated as VONB, excluding the contribution of our corporate pension business, expressed as a percentage of ANP to the nearest per cent.
     VONB increased by US$88 million, or 23.5%, from US$375 million in the nine months ended 31 August 2009 to US$463 million in the nine months ended 31 August 2010. Over the same period, our new business margin increased from 27% to 33%, reflecting our focus on generating profitable VONB growth. ANP increased by US$65 million, or 4.9%, from US$1,325 million in the nine months ended 31 August 2009 to US$1,390 million in the nine months ended 31 August 2010.
     The table below shows VONB by reporting segment for the periods indicated:

	Nine months ended		Three months ended
	31 August		31 August
	2009	2010	2009	2010
		(US$ millions)
Hong Kong(1)	138	[139]	48	[45]
Thailand	85	[115]	33	[48]
Singapore	71	[74]	25	[25]
Malaysia	21	[29]	8	[10]
China	32	[48]	13	[18]
Korea	37	[52]	20	[12]
Other Markets(2)	54	[69]	20	[23]

VONB before group office expenses (local statutory basis)	438	[526]	168	[182]
Hong Kong reserving and capital requirements	(35)	[(32)]	(14)	(12)
After-tax value of group office expenses	(28)	[(31)]	(11)	(10)

VONB after group office expenses (after Hong Kong reserving and capital requirement)	375	[463]	144	[160]

(1)	Includes VONB from our corporate pension business of US$12 million and US$5 million for the nine months ended 31 August 2009 and 2010, respectively, and US$2 million and US$1 million in the three months ended 31 August 2009 and 2010, respectively.

(2)	Our other markets include Australia, the Philippines, Indonesia, Vietnam, Taiwan, New Zealand and our interest in our joint venture in India.

     VONB in the nine months ended 31 August 2010 increased in all of our reporting segments compared to the nine months ended 31 August 2009. This principally reflected an increase in VONB of US$30 million, or 35.8% in Thailand, US$16 million, or 48.4% in China, US$15 million, or 26.9% in our other markets reporting segment, and US$15 million, or 38.4%, in Korea. The growth in VONB was led by our traditional life insurance products, with the riders attached to our individual life insurance products our second greatest source of VONB.
     The table below shows ANP by reporting segment for the periods indicated:

	Nine months ended		Three months ended
	31 August		31 August
	2009	2010	2009	2010
		(US$ millions)
Hong Kong	261	[265]	131	[100]
Thailand	257	[288]	101	[107]
Singapore	112	[154]	52	[72]
Malaysia	81	[90]	27	[29]
China	136	[141]	57	[49]
Korea	245	[209]	99	[63]
Other Markets(1)	233	[243]	85	[83]
Total	1,325	[1,390]	552	[503]

(1)	Our other markets include Australia, the Philippines, Indonesia, Vietnam, Taiwan, New Zealand and our interest in our joint venture in India.
     New business, as measured by ANP in the nine months ended 31 August 2010 increased in all of our reporting units compared to the nine months ended 31 August 2009, except in Korea. The increase in new business was led by our investment-linked and universal life products, reflecting an increase in customer demand for investment related products in the period. The 37.5% increase in Singapore was primarily due to a successful limited sales campaign of lower margin savings products designed to generate opportunities for future cross-selling and up-selling of higher margin products. We achieved an 11.8% increase in Thailand despite the political unrest centered in Bangkok in the second quarter of 2010. These increases more than offset the 14.5% decline in Korea as we re-positioned our business to focus on higher margin products. Hong Kong’s ANP in the nine months ended 31 August 2009 was boosted by a sales campaign in respect of a savings plan, which accounted for US$57 million during that period.
     The table below shows new business margin by reporting segment for the periods indicated:

	Nine months ended		Three months ended
	31 August		31 August
	2009	2010	2009	2010
Hong Kong	48%	[50%]	35%	[44%]
Thailand	33%	[40%]	32%	[45%]
Singapore	63%	[48%]	49%	[35%]
Malaysia	26%	[32%]	29%	[36%]
China	24%	[34%]	24%	[36%]
Korea	15%	[25%]	21%	[19%]
Other Markets(1)	23%	[29%]	24%	[28%]
Total after group office expenses (after Hong Kong reserving and capital requirement)	27%	[33%]	26%	[32%]

(1)	Our other markets include Australia, the Philippines, Indonesia, Vietnam, Taiwan, New Zealand and our interest in our joint venture in India.

     The new business margin in the nine months ended 31 August 2010 increased in all of our operating units compared to the nine months ended 31 August 2009, except in Singapore, reflecting our focus on generating profitable VONB growth. The most significant change was in China, where new business margin increased from 24% to 34%, followed by Korea, where new business margin increased from 15% to 25%. The new business margin in Singapore declined from 63% to 48%, reflecting the limited sales campaign mentioned above, although new business margin for our Singapore reporting segment remained the second highest of all of our reporting segments in the nine months ended 31 August 2010.
     In the three months ended 31 August 2010, VONB increased by US$8 million, or 5%; ANP increased by US$53 million, or 12%, and the new business margin declined from 34% to 32% as compared with the three months ended 31 May 2010.
We cannot assure you that our TWPI, ANP, VONB and new business margin in the three months ended 31 August 2010 will be indicative of our financial results for the full year ending 30 November 2010 or for future quarterly periods.
PROFIT FORECAST FOR THE FISCAL YEAR ENDING 30 NOVEMBER 2010
We believe that, in the absence of unforeseen circumstances, and, on the bases and assumptions set forth below, our consolidated operating profit for the fiscal year ending 30 November 2010 is unlikely to be less than US$2.0 billion. We will disclose a reconciliation of our operating profit to net profit attributable to our shareholders for the fiscal year ending 30 November 2010 in our annual results announcement and in our annual report for the fiscal year ending 30 November 2010.
1. OVERVIEW
     Our forecast consolidated operating profit for the fiscal year ending 30 November 2010 is set forth above.
     “Investment Experience” refers to realised gains and losses, foreign exchange gains and losses, impairments and unrealised gains and losses on investments held at fair value through the consolidated income statement.
     “Operating profit” refers to profit before tax, excluding the following non-operating items:
•	investment Experience;

•	investment income related to investment-linked contracts (consisting of dividends, interest income and rent income);

•	investment management expenses related to investment-linked contracts;

•	corresponding changes in insurance and investment contract liabilities in respect of investment-linked contracts and participating funds and changes in third party interests in consolidated investment funds resulting from the above;

•	policyholders’ share of tax relating to changes in insurance and investment contract liabilities; and

•	other significant items that management considers to be non-operating income and expenses.

2. BASES
     The profit forecast has been prepared for the year ending 30 November 2010 based on the audited consolidated financial statements of the Group for the six months ended 31 May 2010, and a forecast of the Group’s results for the remaining six months ending 30 November 2010.
     The forecast has been prepared on a basis consistent in all material respects with the accounting policies currently adopted by us as summarized in Appendix I to this prospectus and on the following principal assumptions:
•	There is no adverse change in the economic conditions, operating environment and demographic fundamentals in the countries in which the Group operates in the 6 month period from 1 June 2010.

•	There are no significant fluctuations in the local currency to US dollar exchange rates in the geographical markets in which we operate in comparison with the exchange rates prevailing at 31 July 2010. The Hong Kong dollar remains pegged against the US dollar in the 6 month period from 1 June 2010.

•	The regulatory environment in the geographical markets in which the Group operates will remain stable with no significant change in regulatory requirements and government policies. In particular, we have assumed that the solvency margin requirements applicable to our operations will remain unchanged over the forecast period.

Glossary

“annualized new premium” or “ANP”	a measure of new business activity that is calculated as the sum of 100% annualized first year premiums and 10% of single premiums, before reinsurance ceded, written during the period

“net profit attributable to shareholders of AIA Group Limited”	profit for the year after tax and deducting non-controlling interests

“new business margin”	new business margin is calculated as VONB expressed as a percentage of ANP. For the calculation of new business margin for our Hong Kong reporting segment and for the total for the AIA Group, VONB excludes VONB from our corporate pension business so that the numerator and denominator are expressed on a consistent basis

“operating profit”	operating profit refers to profit before tax excluding investment experience; investment income related to investment-linked contracts; investment management expenses related to investment-linked contracts; corresponding changes in insurance and investment contract liabilities in respect of investment-linked contracts, participating funds and changes in third party interests in consolidated investment funds resulting from the above; policyholders’ share of tax relating to changes in insurance and investment contract liabilities; and other significant items that management considers to be non-operating income and expenses

“total weighted premium income” or “TWPI”	total weighted premium income consists of 100% of renewal premiums, 100% of first year premiums and 10% of single premiums (which we refer to as weighted single premiums); it provides an indication of the AIA Group’s longer term business volumes as it smoothes the peaks and troughs in single premiums

“value of new business” or “VONB”	the present value, measured at point of sale, of projected after-tax statutory profits emerging in the future from new business sold in the period less the cost of holding required capital in excess of regulatory reserves to support this business. The basis for determining VONB is different, and may differ in material respects, from our audited consolidated financial information set forth in the Accountant’s Report included as Appendix I to our prospectus. The value of new business for each reporting segment reflects the local statutory reserving and capital requirements while the total results reflect the overall Hong Kong statutory reserving and capital requirements applicable to AIA and AIA-B.

Financial Update September 2010
AIA confidential and proprietary information. Not for distribution.

Disclaimer This document and any oral commentary, statements, questions, answers and responses at the 3Q10 results update (the “3Q10 Results Update”) held in connection with the proposed initial public offering of the Company (collectively, the “document”) has been prepared by AIA Group Limited (the “Company”) and its advisors solely for use at the 3Q10 Results Update. Document in this disclaimer shall be construed to include.
The information contained in this document has been extracted from a draft prospectus which remains subject to completion, regulator comments and ongoing diligence and verification. No representation or warranty expressed or implied is made as to, and no reliance should be placed on, the fairness, accuracy, completeness or correctness of such information or opinions contained herein. The information and opinions contained herein are subject to change without notice. The accuracy of the information and opinions contained in this document is not guaranteed. The information and data contained in this document with respect to (i) the 12-month period ending on 31 August 2010, (ii) the nine-month periods ending on 31 August 2009 and 31 August 2010, (iii) the quarterly periods included during the period from and including 1 September 2007 to and including 31 August 2010 and (iv) any other periods has not been audited, should not be used for or appear in any research report or similar document and is provided for your information only. Neither the Company, Citigroup Global Markets Asia Limited, Deutsche Bank AG, Hong Kong Branch, Goldman Sachs (Asia) L.L.C. or Morgan Stanley Asia Limited (the “Joint Sponsors”), nor any of their respective affiliates or any of their directors, officers, employees, advisers or representatives shall have any liability whatsoever (in negligence or otherwise) for any loss howsoever arising from any information contained or presented in this document or otherwise arising in connection with this document.
This document contains statements that reflect the Company’s current beliefs and expectations about the future as of the respective dates indicated herein. These forward-looking statements are based on a number of assumptions about the Company’s operations and factors beyond the Company’s control and are subject to significant risks and uncertainties, and, accordingly, actual results may differ materially from these forward-looking statements. These forward-looking statements are not a guarantee of future performance.
Accordingly, you should not place undue reliance on any forward-looking information. Each of the Company and the Joint Sponsors assumes no obligation to update or otherwise revise these forward-looking statements for new information, events or circumstances that occur subsequent to such dates.
This document does not constitute or form part of, and should not be construed as, an offer to sell or issue or the solicitation of an offer to buy or acquire securities of the Company or any holding company or any of its subsidiaries in any jurisdiction or an inducement to enter into investment activity. No part of this document, nor the fact of its distribution, shall form the basis of or be relied upon in connection with any contract or commitment whatsoever. No shares of the Company may be sold in the United States or to U.S. persons without registration with the United States Securities and Exchange Commission except pursuant to an exemption from, or in a transaction not subject to, such registration. In Hong Kong, no shares of the Company may be offered to the public unless a prospectus in connection with the offering for sale or subscription of such shares has been authorized by The Stock Exchange of Hong Kong Limited for registration by the Registrar of Companies under the provisions of the Companies Ordinance (Cap.32 of the Laws of Hong Kong), and has been so registered.
By accepting this document, you agree to maintain absolute confidentiality regarding the information contained in this document (until notified by the Joint Sponsors that research publication is permitted). This document forms a part of the Confidential Information as defined in the confidentiality agreement previously signed by you. These materials are given to you solely for your own use and information, and no part of this document may be copied or reproduced, or redistributed or passed on, directly or indirectly, to any other person (whether within or outside your organization/firm) in any manner or published, in whole or in part, for any purpose. Unauthorized copying or reproduction, or redistribution of this document or any information contained herein to any person could result in material delay to, or otherwise prejudice the success of, the Global Offering. No part of this document may be distributed, reproduced, taken or transmitted into Australia, Canada, the European Economic Area, France, Ireland, Italy, Japan, the People’s Republic of China (the “PRC”), Singapore, Switzerland, the United Arab Emirates, the United Kingdom or the United States or its territories. Any failure to comply with these restrictions may constitute a violation of the relevant securities laws.
The distribution of this document in other jurisdictions may be restricted by law, and persons into whose possession this document comes should inform themselves about, and observe, any such restrictions. The securities referred to herein have not been and will not be registered under the applicable securities laws of the United States, Canada, Australia, the PRC or Japan and, subject to certain exceptions, may not be offered or sold within the United States, Canada, Australia, the PRC or Japan or to any national, resident or citizen of the United States, Australia, Canada, the PRC or Japan.
AIA confidential and proprietary information. Not for distribution. 2

Key Highlights Continued long-term premium growth ¯ New record for 4-quarter average renewals at US$2.7 Bn ¯ TWPI growth across all markets both on a 9M and quarterly basis Upward new business momentum confirmed on a 9M basis ¯ Improved volume as well as profitability despite recent events ¯ 9M10 vs. 9M09: ANP ?5%, VONB margin ?6 pps, and VONB?23% 3Q new business trends mixed across markets ¯ Moderate growth in quarterly ANP partially offset by short term margin movements ¯ Hong Kong, Singapore and Korea remain most affected by the recent events AIA confidential and proprietary information. Not for distribution. 3

Continued Long-Term Premium Growth
New Record for 4-Quarter Average Renewals TWPI and Renewal Premium 4-Quarter Moving Average (US$ Bn) 3.1 3.1 3.1 3.0 3.0 3.0 2.9 2.9 2.9 2.8 2.8 2.8 2.7 2.6 2.4 2.4 2.5 2.4 2.4 2.4 2.4 2.4 2.3 2.2 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 TWPI Renewal Premiums Source: AIA AIA confidential and proprietary information. Not for distribution. 4

Sustained Increase in Value of New Business YTD ANP (US$ MM) 1,390 5% 1,325 VONB Margin (1) 33% 6 pps 27%
9M09 9M10 9M09 9M10 9M09 9M10
Source: AIA (1) HK stat basis; excludes corporate pension businesses from VONB in the calculation of VONB margin
(2) HK stat basis; includes corporate pension businesses in VONB
AIA confidential and proprietary information. Not for distribution. 5

3Q2010 New Business Trends Quarterly ANP Grew 12%; VONB Impacted by Targeted Low-Margin Sales
ANP (US$ MM)
503 450 12%
VONB Margin (1) 34% 2pps
32%
VONB (2) (US$ MM)
5% 160 152
2Q10 3Q10 2Q10 3Q10 2Q10 3Q10 Source: AIA (1) HK stat basis; excludes corporate pension businesses from VONB in the calculation of VONB margin
(2) HK stat basis; includes corporate pension businesses in VONB
AIA confidential and proprietary information. Not for distribution. 6

Key Highlights
Continued long-term premium growth ¯ New record for four-quarter average renewals at US$2.7 Bn
¯ TWPI growth across all markets both on a 9M and quarterly basis Upward new business momentum confirmed on a 9M basis
¯ Improved volume as well as profitability despite recent events ¯ 9M10 vs. 9M09: ANP ?5%, VONB margin ?6 pps, and VONB?23%
3Q new business growth up 12% despite enduring uncertainty following Prudential approach ¯ Q-on-Q ANP growth in all ‘big six’ markets bar Korea and Malaysia
¯ Other markets also up 12% overall
AIA confidential and proprietary information. Not for distribution. 7